Exhibit 10.3

Escrow Agreement

This Escrow Agreement (this “Agreement”) dated as of April 14, 2023 (the Effective Date”), is entered into by and among (i) Christian Guilbaud, Kenneth Charles Grainger, Demin Huang and Rui Zhu (each a “Guarantor” and collectively, the “Guarantors”); (ii) Harmony Energy Technologies Corp., a Delaware corporation (“Harmony”); (iii) Zircon Corporation, a California corporation (“Zircon”); and (iv) Anthony L.G., PLLC (the “Escrow Agent”). Each Guarantor, Harmony and Zircon may be collectively referred to herein as the “Transaction Parties” and each individually as a “Transaction Party”. The Escrow Agent and the Transaction Parties may be collectively referred to herein as the “Parties” and each individually as a “Party”.

WHEREAS, the Transaction Parties and ZRCN Inc., a California corporation and a wholly owned subsidiary of Harmony (the “Merger Sub”) are parties to that certain Agreement and Plan of Merger, dated as of April 13, 2023 (the “Merger Agreement”);

WHEREAS, pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Zircon in accordance with the terms of the Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code (the “CCC”), as a result of which Zircon has become a wholly owned subsidiary of Harmony;

WHEREAS, pursuant to the Merger Agreement, Guarantors have agreed to place into escrow with the Escrow Agent certain shares of Harmony Common Stock (as defined in the Merger Agreement”) for the purposes of supporting the indemnification obligations of Harmony pursuant to the Merger Agreement and Escrow Agent is willing to accept said instruments in accordance with the terms hereinafter set forth;

WHEREAS, the Transaction Parties represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to the Merger Agreement and the transactions as set forth therein; and

WHEREAS, the Transaction Parties represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement;

NOW, THEREFORE, IT IS AGREED as follows:

1.	Delivery of Escrow Shares.

(a)	The Parties acknowledge that on the Effective Date, the Transaction Parties shall deliver to the Escrow Agent certificates for an aggregate of 3,877,440 Harmony Shares collectively owned by the Guarantors (the “Escrow Shares”), which shall be held by Escrow Agent and released in accordance with the provisions of this Agreement and the Merger Agreement. The Parties acknowledge and agree that the portion of the Escrow Shares contributed by each of the Guarantors, and the pro-rata share of each of the Guarantors, is as follows:

(i)	Kenneth Charles Grainger: 42,840 Escrow Shares; pro-rata share of 1.10%.

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(ii)	Demin Huang: 991,200 Escrow Shares; pro-rata share of 25.56%.

(iii)	Christian Guibaud: 1,113,000 Escrow Shares; pro-rata share of 28.70%.

(iv)	Rui Zhu: 1,730,400 Escrow Shares; pro-rata share of 44.63%

(b)	The Escrow Agent shall hold no cash or other escrowed funds on behalf of the Transaction Parties.

(c)	The Escrow Agent shall provide to each Transaction Party confirmation of the receipt of the Escrowed Shares, and any releases thereof.

2.	Release of Escrow Shares. The Escrow Shares shall be paid by the Escrow Agent in accordance with the following:

(a)	The Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A, attached hereto and made a part hereof, in a form and substance reasonably satisfactory to the Escrow Agent, received from each of the Transaction Parties, release the Escrow Shares in accordance with such written instructions, subject to such instructions not resulting in the violation of any applicable laws. In the event that fewer than all of the Escrow Shares are to be released, the Transaction Parties shall deliver to the Escrow Agent a replacement certificate for the Escrow Shares which are to remain being held by the Escrow Agent, and at such time the Escrow Agent shall release the then-applicable certificate to the parties as so directed, to the addresses of the Transaction Parties as set forth herein for notices to the Transaction Parties. Each of the Transaction Parties covenants and agrees that it shall execute and deliver to the Escrow Agent such instruments as requested by the Escrow Agent as required to transfer the Escrow Shares or any portion thereof to the intended recipient.

(b)	Any disbursements of the Escrow Shares shall be made within one (1) Business Day of receipt of such written instructions, which must be received by the Escrow Agent no later than 3:00 PM Eastern Time on a Business Day for the Escrow Agent to process such instructions that Business Day. Any disbursements of the Escrow Shares shall be conditioned on the Transaction Parties paying to the Escrow Agent any out of pocket costs incurred or to be incurred by the Escrow Agent in connection with such disbursement.

(c)	If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately precedes that date. A “Business Day” is any day other than a Saturday, Sunday or a Bank holiday.

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3.	Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)	The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by any Transaction Party to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of each Transaction Party are set forth on the signature pages of such Transaction Parties. Each Transaction Party may each remove or add one or more of its authorized signers stated on such signature pages by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)	The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)	The Transaction Parties agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)	In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Shares until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Shares to a court of competent jurisdiction.

(e)	The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies or other instruments be delivered to the Escrow Agent, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law to accept the Escrow Shares and to disburse or refrain from disbursing the Escrow Shares as stated above.

4.	Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to each Transaction Party. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Shares that it receives until the end of such thirty (30)-day period. In such event, the Escrow Agent shall not take any action until the Transaction Parties have jointly designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by each of the Transaction Parties, the Escrow Agent shall promptly deliver the Escrow Shares to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Shares held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Shares.

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5.	Termination. The Transaction Parties may, together, terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the Transaction Parties shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by each of the Transaction Parties, turn over to such successor escrow agent all of the Escrow Shares; provided, however, that if Transaction Parties fail to appoint a successor escrow agent within such thirty (30) day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Shares, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Shares and under this Agreement.

6.	Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $2,500.00, which fee shall be paid upon execution of this Agreement by the Transaction Parties. In addition, Harmony shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any disbursements hereunder, the Escrow Agent shall advise the Transaction Parties that the Escrow Agent shall retain the funds from such disbursement and shall thereafter have the right to retain such funds.

7.	Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, or by email with return receipt requested, and if to Harmony or Zircon, then to the addresses for the Harmony or Zircon as set forth in the Merger Agreement; and if to any of the Guarantors, to:

Demin Huang

226-165 Cherokee Blvd

Toronto, Ontario, Canada, M2J 4T7

Email: fleming.huang@yahoo.ca

With copies to the other Guarantors via email, to graingerkc@yahoo.com, cguilbaud@videotron.ca, and kkk9982001@163.com.

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If to the Escrow Agent, to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Fax: (561) 514-0832

Email: lanthony@anthonypllc.com

8.	General.

(a)	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of Florida, located in Palm Beach County, Florida. Each Party irrevocably waives any objection on the grounds of venue, forum non conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)	This Agreement sets forth the entire agreement and understanding of the Parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)	All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Parties, as well as their respective successors and assigns.

(d)	This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each Party or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any Party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No Party may assign any rights, duties or obligations hereunder unless all other Parties have given their prior written consent.

(e)	If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)	This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the Parties.

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9.	No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Other than as specifically set forth herein, nothing in this Agreement, expressed or implied, shall confer on any person or entity other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

10.	Counsel. The Transaction Parties acknowledge and agree that Escrow Agent has acted as legal counsel to Harmony with respect to the Merger Agreement and the transactions contemplated therein, and that Escrow Agent has prepared this Agreement at the request of the Transaction Parties, and is acting as escrow agent at the request of the Transaction Parties, and each of the Transaction Parties acknowledges and agrees that they are aware of, and have consented to, the Escrow Agent acting as legal counsel to Harmony and as Escrow Agent hereunder, and that Escrow Agent has advised each of the Transaction Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Transaction Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Transaction Parties acknowledges and agrees that Escrow Agent does not owe any duties to any of the Transaction Parties in connection with this Agreement and the transactions contemplated herein. Each of the Transaction Parties hereby waives any conflict of interest which may apply with respect to Escrow Agent’s actions as set forth herein, and the Transaction Parties confirm that the Transaction Parties have previously negotiated the material terms of the agreements as set forth herein.

11.	Form of Signature. The Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Anthony L.G., PLLC

By:
Name:	Laura Anthony
Title:	Managing Partner

[Signatures continue on following pages]

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HARMONY ENERGY TECHNOLOGIES CORP.

By:
Name:	Demin (Fleming) Huang
Title:	Chief Financial Officer

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of Harmony Energy Technologies Corp.:

Name	True Signature

John Stauss

Ron Bourque

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ZIRCON CORPORATION

By:
Name:	John Stauss
Title:	Chief Executive Officer

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by the following on behalf of Zircon Corporation:

Name	True Signature

John Stauss

Ron Bourque

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Guarantors:

By:
Name:	Christian Guilbaud

By:
Name:	Kenneth Charles Grainger

By:
Name:	Demin Huang

By:
Name:	Rui Zhu

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Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date: ________________

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

Fax: (561) 514-0832

Dear Ms. Anthony:

In accordance with the terms of Section 2 of the Escrow Agreement dated as of April [___], 2023 (the “Escrow Agreement”), by and between among (i) Christian Guilbaud, Kenneth Charles Grainger, Demin Huang and Rui Zhu (each a “Guarantor” and collectively the “Guarantors”); (ii) Harmony Energy Technologies Corp., a Delaware corporation (“Harmony”); (iii) Zircon Corporation, a California corporation (“Zircon”); and (iv) Anthony L.G., PLLC (the “Escrow Agent”) the Transaction Parties, as required by the Escrow Agreement, hereby notify and direct the Escrow Agent to disburse the Escrow Shares or portions thereof as follows, effective as of _________________, 202__.

Defined terms used herein without definition shall have the meanings given in the Escrow Agreement.

PLEASE HOLD OR DISTRIBUTE ESCROW SHARES AS FOLLOWS:

Recipient	Escrow Shares to Be Received

This instruction may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one document, binding on all of the Parties.

[Signatures appear on following pages]

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Very truly yours,

HARMONY ENERGY TECHNOLOGIES CORP.

By:
Name:	Demin (Fleming) Huang
Title:	Chief Financial Officer

ZIRCON CORPORATION

By:
Name:	John Stauss
Title:	Chief Executive Officer

Guarantors:

By:
Name:	Christian Guilbaud

By:
Name:	Kenneth Charles Grainger

By:
Name:	Demin Huang

By:
Name:	Rui Zhu

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